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                                                                Exhibit No. 21.1

                          Fisher Communications, Inc.
                                 Subsidiaries


Subsidiary                                        State of Incorporation
----------                                        ----------------------

Fisher Broadcasting Co. /(1)/                     Washington

Fisher Mills Inc.                                 Washington

Fisher Properties Inc.                            Washington

Fisher Pathways, Inc. /(2)(3)/                    Washington

Fisher Radio Regional Group Inc. /(3)/            Washington

Sam Wylde Flour Co., Inc. /(4)/                   Washington

Valley Milling Co. /(4)/                          Washington

Fisher Baking Supply Limited /(4)/                Canada

Trotwood Inc. /(5)/                               Washington

Fisher Mills L.L.C. /(6)/                         Washington

Fisher Broadcasting - Georgia, L.L.C. /(3)/       Delaware


_____________________________

(1) Formerly Fisher Broadcasting Inc., renamed March 2001
(2) Formerly Fisher Communications Inc., renamed March 2001
(3) Wholly owned by Fisher Broadcasting Co.
(4) Wholly owned by Fisher Mills Inc.
(5) Wholly owned by Fisher Properties Inc.
(6) Owned 99% by Fisher Mills Inc. and 1% by Fisher Communications, Inc.